A filing fee calculated in accordance with Rule 457(r) of $112,987.50 due in connection with the securities offered by means of this prospectus supplement is hereby offset against the fee of $512,548 paid by Barclays (Netherlands) N.V. to the SEC in connection with Amendment No. 4 to the registration statement No. 333-143666 filed on August 3, 2007 and carried forward pursuant to Rule 457(p).

Filed pursuant to Rule 424(b)(5)
Registration No. 333-145845

Prospectus Supplement to Prospectus dated August 31, 2007

100,000,000 American Depositary Shares, Series 5

Barclays Bank PLC

Representing

100,000,000 Non-Cumulative Callable Dollar Preference Shares, Series 5

(Nominal value of $0.25 each)

We, Barclays Bank PLC, are issuing dollar-denominated non-cumulative callable preference shares, series 5, which will be sold in the form of American Depositary Shares, series 5, or ADSs.

From and including the date of issuance, dividends will accrue on each preference share at a rate of 8.125% per year on the amount of $25 per preference share. Dividends will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2008. We may redeem some or all of the preference shares on June 15, 2013 and on any dividend payment date thereafter, or all, but not some only, of the preference shares, at any time upon the occurrence of a regulatory event, as described more fully in this prospectus supplement, at a redemption price of $25 per preference share plus accrued but unpaid dividends (if any) for the then-current dividend period.

Dividends on the preference shares are discretionary. However, if dividends are not paid in full on the preference shares, we and our parent, Barclays PLC, will be subject to restrictions on our ability to pay dividends on (or redeem or repurchase) our ordinary shares and Barclays PLC’s ordinary shares, other series of preference shares and other share capital, until we next make a payment in respect of your preference shares or redeem or purchase all of your preference shares. Barclays PLC has not otherwise assumed any obligations in respect of the preference shares. Dividends on the preference shares are payable only to the extent that payment can be made out of profits that are available for distribution and permitted by law to be distributed.

If we are liquidated, you will be entitled to receive a liquidation preference of $25 per preference share plus accrued but unpaid dividends (if any) for the then-current dividend period, but only after we have paid all of our debts and other liabilities to our creditors and to holders of any of our capital shares that are senior to your preference shares.

Investing in the preference shares or ADSs involves risks. See “ Risk Factors” beginning on page S-11 of this prospectus supplement and on page 63 of our Annual Report on Form 20-F incorporated by reference herein.

Application will be made to list the ADSs on the New York Stock Exchange. Trading of the ADSs on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the ADSs.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Compensation(2)	Proceeds, before expenses, to Barclays Bank PLC
Per ADS	$25.00	$0.7875	$24.2125
Total	$2,500,000,000	$78,750,000	$2,421,250,000

(1)	Plus accrued dividends, if any, from the original date of issuance.
(2)	For sales to certain institutions, the underwriting compensation will be $0.50 per ADS and, to the extent of such sales, the total underwriting discount will be less than the amount set forth above.

We have granted the underwriters an option to purchase on or prior to April 22, 2008 up to an additional 15,000,000 ADSs to cover overallotments, if any, at the Price to Public less the Underwriting Compensation. If the option is exercised in full, the total Price to Public, Underwriting Compensation, and Proceeds, before expenses, payable to us will be $2,875,000,000, $90,562,500 and $2,784,437,500, respectively. Any ADSs or preference shares issued or sold under the option will have the same terms and conditions as the ADSs or preference shares described herein.

The underwriters expect to deliver the ADSs to purchasers in book-entry form only through the facilities of The Depository Trust Company, or DTC, on or about April 11, 2008. Beneficial interests in the ADSs will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.

Barclays Capital	Citi	Merrill Lynch & Co.	UBS Investment Bank	Wachovia Securities

Morgan Stanley
Banc of America Securities LLC		RBC Capital Markets

Deutsche Bank Securities	SunTrust Robinson Humphrey	Wells Fargo Securities

Prospectus Supplement dated April 8, 2008

PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of our plans and our current goals and expectations relating to our future financial condition and performance and which involve a number of risks and uncertainties. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements sometimes use words such as ‘aim’, ‘anticipate’, ‘target’, ‘expect’, ‘estimate’, ‘intend’, ‘plan’, ‘goal’, ‘believe’, or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, impairment charges, business strategy, projected costs and estimates of capital expenditure and revenue benefits, projected levels of growth in the banking and financial markets, future financial and operating results, future financial position, projected costs and estimates of capital expenditures and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances which are subject to, among other things, domestic and global economic and business conditions, market related risks such as changes in interest rates and exchange rates, volatility in the global financial markets (such as those experienced recently), the policies and actions of governmental and regulatory authorities, changes in legislation, progress in the integration of Absa into our business and the achievement of synergy targets related to Absa, the outcome of pending and future litigation, and the impact of competition – a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2007 (the “2007 Form 20-F”), which is available on the SEC’s website at www.sec.gov. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-145845) we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 1 of the accompanying prospectus.

In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel (telephone: 212-412-4000).

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Preference Shares” and “Description of American Depositary Receipts” below shall have the same meanings in this summary.

General

The Issuer	Barclays Bank PLC

Barclays Bank PLC, including its subsidiary undertakings, is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of Barclays Bank PLC and one of the largest financial services companies in the world by market capitalization. Except as provided in the deed of covenant to be entered into by Barclays PLC containing the dividend restriction referred to below under “Dividends”, Barclays PLC has not assumed any obligations in respect of the preference shares.

The Securities We Are Offering	We are offering dollar-denominated non-cumulative callable preference shares, series 5, which will be sold in the form of American Depositary Shares, series 5, or ADSs.

Issue Date	April 11, 2008

Liquidation Preference	$25

Form of Securities	The preference shares will be represented by a share warrant to bearer in the form of a single global share warrant to bearer which will be deposited with the American Depositary Receipt (“ADR”) depositary under the ADR deposit agreement. We may consider the ADR depositary to be a single holder of the preference shares so deposited for all purposes.

Use of Proceeds	The proceeds of the issue of the preference shares will be used for general corporate purposes.

Manner of Offering	The ADSs will be offered in connection with their initial issuance or in market-marking transactions, if any, by our affiliates after initial issuance.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the ADSs. This amount does not include ADSs sold in any market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Please see “Underwriting” in this prospectus supplement for more information.

Listing	Application will be made to list the ADSs on the New York Stock Exchange. Trading of the ADSs on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the ADSs. The underlying preference shares will not be listed for trading purposes by any stock exchange or securities market.

Risk Factors	Investing in the ADSs and the underlying preference shares offered under this prospectus supplement involves risk. For a description of risks relating to investing in the ADSs and the underlying preference shares, please see the section “Risk Factors” in this prospectus supplement and the 2007 Form 20-F.

CUSIP	06739H362

ISIN	US06739H3628

Over-Allotment Option	We have granted to the underwriters an option to purchase on or prior to April 22, 2008 up to an additional 15,000,000 ADSs to cover over-allotments, if any. Any ADSs or preference shares issued or sold under the option will have the same terms and conditions as the ADSs or preference shares described herein.

Description of Preference Shares

General	The preference shares will have a nominal value of $0.25 each and will, when issued, be fully paid and non-assessable.

Ranking	The preference shares will rank equally among themselves and will rank senior to our ordinary shares and any other class of our shares ranking junior to the preference shares as regards participation in our profits and on a return of capital or a winding-up.

Dividends	Non-cumulative preferential dividends will accrue on the preference shares from and including the date of their issuance. Dividends will accrue and be payable on each preference share at a rate of 8.125% per year on the amount of $25 per preference share, from and including the date of issuance. Dividends will be payable quarterly in arrear in U.S. dollars on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2008.

Dividends on the preference shares may be paid only to the extent that payment can be made out of our distributable profits (i.e., profits of Barclays Bank PLC that are available for distribution and permitted by law to be distributed). We may for any reason not pay in full or in part any dividends on the preference shares in respect of one or more dividend periods.

In addition, if paying all or any part of any dividend on the preference shares would cause a breach of the applicable capital adequacy requirements of the United Kingdom’s Financial Services Authority (“FSA”), then we will not pay that part of that dividend.

If we do not pay in full any dividend on the preference shares on a dividend payment date (or if we fail to set aside the amount of the payment in full), neither we nor Barclays PLC may:

(i)	declare or pay a dividend on any of our ordinary shares, other preference shares or other share capital ranking pari passu with or junior to the preference shares in respect to dividend payments and rights in liquidation; or

(ii)	redeem, purchase, reduce or otherwise acquire any of our respective ordinary shares, preference shares or other share capital ranking pari passu with or junior to the preference shares in respect of dividend payments and rights in liquidation (or set aside any sum or establish any sinking fund for the redemption, purchase or other acquisition thereof);

until the earlier of (a) the dividend payment date on which we next pay in full (or set aside a sum to provide for payment in full of) a dividend on the preference shares and (b) the date on or by which all of the preference shares are either redeemed in full or purchased by or for our account, in each case in accordance with our articles of association and the terms of the preference shares. The restriction in clause (i) above does not apply to any payment by Barclays PLC of a final dividend declared by its shareholders prior to the relevant dividend payment date, or a dividend paid by us to Barclays PLC or to another wholly-owned subsidiary of Barclays PLC. The restriction in clause (ii) above does not apply to purchases, redemptions, reductions or other acquisitions of our shares held by Barclays PLC or another wholly-owned subsidiary of Barclays PLC.

Rights Upon Liquidation	If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than a redemption or purchase by us of any of our issued shares, or a reduction of our share capital, permitted by our articles of association and under applicable law, you will be entitled to receive a liquidation distribution of $25 per preference share, plus accrued but unpaid dividends (if any) for the then-current dividend period, as described under “Description of Preference Shares – Rights Upon Liquidation” in this prospectus supplement.

Optional Redemption

Subject to the requirements of the UK Companies Act 1985 (as amended) and the operative company law provisions of the UK Companies Act 2006 (together, the “Companies Acts”), our articles of association and to giving one month’s prior written notice to the FSA (if required), we may redeem some or all of the preference shares on

June 15, 2013 and on any dividend payment date thereafter. If we redeem your preference shares, we will give you at least 30 days’ (but no more than 60 days’) prior notice. The redemption price payable on the redemption of preference shares is equal to $25 per preference share plus accrued but unpaid dividends (if any) for the then-current dividend period to the date fixed for redemption. For further information, please see “Description of Preference Shares – Optional Redemption” in this prospectus supplement.

Regulatory Event Redemption	Subject to the requirements of the Companies Acts, our articles of association and to certain other conditions described in this prospectus supplement, if at any time the preference shares are no longer eligible to qualify as Tier 1 Capital (as such term is defined in the FSA’s “General Prudential Sourcebook” or any successor publication replacing such sourcebook) then we may redeem all, but not some only, of the preference shares. If we redeem your preference shares, we will give you at least 30 days’ (but no more than 60 days’) prior notice, which notice shall be irrevocable. The redemption price payable on the redemption of preference shares is equal to $25 per preference share plus accrued but unpaid dividends (if any) for the then-current dividend period to the date fixed for redemption. For further information, please see “Description of Preference Shares – Regulatory Event Redemption” in this prospectus supplement.

Purchases	Subject to the requirements of the Companies Acts, U.S. securities laws, our articles of association and all other applicable rules and regulations, and subject to the consent of or prior notification to the FSA (if required) we may at any time purchase, or cause to be purchased for our account, all or any of the preference shares at any price. We will not be required to select the shares to be purchased ratably or in any other particular manner as between the holders of preference shares or as between them and the holders of shares of any other class (whether or not the preference shares rank senior to such other class).

Voting Rights	As a holder of the preference shares or ADSs, you will not be entitled to receive notice of, attend or vote at any general meeting of our ordinary shareholders.

Variation of Rights	We may not vary or abrogate the rights attached to the preference shares except pursuant to a special resolution adopted by holders of the preference shares at a general meeting or with the written consent of holders of three-fourths of the preference shares.

We may not authorize, create or increase the amount of any shares of any class, or any security convertible into shares of any class, ranking senior to the preference shares (other than on a redemption or purchase of any such share, or a reduction of share capital, permitted by the articles of association and under applicable law), except with the written consent of holders of three-fourths of the issued preference shares or pursuant to a special resolution passed at a separate general meeting of the holders of the preference shares.

Further Issues	We may, at any time and from time to time, without the consent or sanction of the holders of the preference shares, create or issue further preference shares or other share capital of one or more series ranking equal or junior to the preference shares.

No Additional Amounts	If at any time we are required by a tax authority to deduct or withhold taxes from payments made by us with respect to the preference shares, we will not pay additional amounts. As a result, the net amount received from us by each holder of a preference share, after the deduction or withholding, will be less than the amount the holder would have received in the absence of the deduction or the withholding.

Registrar and Paying Agent	The Bank of New York, One Canada Square, London E14 5AL, United Kingdom, will act as the registrar and initial principal paying agent for the preference shares.

Governing Law	English law.

Description of American Depositary Receipts (ADRs)

Depositary	The Bank of New York will act as the ADR depositary. The ADR depositary’s corporate trust office in New York City is presently located at 101 Barclay Street, New York, New York 10286.

American Depositary Receipts	An ADR is a certificate evidencing a specific number of ADSs. Each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London office of The Bank of New York, as custodian.

Withdrawal of Deposited Securities	ADRs may be surrendered in exchange for preference shares in registered form only. Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the office of the custodian in London of the amount of preference shares represented by the ADSs evidenced by the surrendered ADRs.

Cash Dividends and Other Cash Distributions	The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares to the ADR holders in proportion to their holdings of ADSs representing the preference shares.

Redemption of ADSs	If we redeem the preference shares represented by ADSs, the ADR depositary will distribute the redemption amount to ADR holders as a cash distribution, as described under “Description of American Depositary Receipts – Cash Dividends and Other Cash Distributions” in this prospectus supplement.

General	Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of our articles of association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our control or the ADR depositary’s control in performing our obligations under the deposit agreement.

Governing Law	The deposit agreement and the ADRs are governed by, and construed in accordance with, the laws of the State of New York.

Ratings	It is expected that the ADSs will be rated Aa3 by Moody’s Investor Services, Inc., A+ by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and AA by Fitch Ratings Ltd. These ratings reflect only the view of the applicable rating agency at the time the rating is issued, and any explanation of the significance of the rating may only be obtained from the relevant rating agency. There is no assurance that any credit rating will remain in effect for any given period of time or that it will not be lowered, suspended, modified or withdrawn entirely by the applicable rating agency if, in that rating agency’s judgment, circumstances warrant the lowering, suspension, modification or withdrawal of the rating. Any such lowering, suspension or withdrawal of any rating may have an adverse effect on the market price or the marketability of the ADSs.

RISK FACTORS

Investing in the securities offered under this prospectus supplement involves risk. You should carefully consider the risks and the other information contained in this prospectus supplement, the accompanying prospectus, the 2007 Form 20-F and any other documents incorporated by reference before deciding to invest in the securities. If any of these risks occurs, our business, financial condition, and results of operations could suffer, and the trading price and liquidity of the preference shares or the ADSs could decline, in which case you could lose some or all of your investment.

If We Do Not Make Payments on Other Securities Issued by Us, We Will Not be Permitted to Pay Dividends on the Preference Shares

We have previously issued certain tier-one notes, or TONs, and reserve capital instruments, or RCIs. If we defer any coupon payment on the TONs, we will not be permitted to pay any dividends on (or redeem or repurchase) any preference shares until we make a coupon payment on the TONs. If we defer any coupon payment on the RCIs, we will not be permitted to pay any dividends on any preference shares until we pay the deferred coupon payment.

In addition, we have previously issued other preference shares. If our board of directors decides not to pay in full dividends on those other preference shares, we will not be permitted to pay dividends on (or redeem or repurchase) any preference shares offered under this prospectus supplement.

In the future, we may issue other preference shares and securities that similarly restrict our ability to pay dividends on (or redeem or repurchase) the preference shares offered under this prospectus supplement in the event we do not make payments on such other preference shares and securities.

Dividends on the Preference Shares Are Discretionary and Non-cumulative

Our board of directors may resolve, for any reason and in its absolute discretion, not to pay in full or in part any dividends on the preference shares in respect of a particular dividend period. Also, our board of directors is not permitted to pay any dividends on the preference shares unless such dividends can be paid out of our profits that are available for distribution and permitted by law to be distributed. In addition, if paying all or any part of any dividend on the preference shares would cause a breach of the applicable capital adequacy requirements of the FSA, then we will not pay that part of that dividend.

There can be no assurance that we will have sufficient profits available for distribution for our board of directors to be authorized to pay the full amount of dividends on the preference shares in respect of a particular dividend period. For more information regarding risks that may materially affect the amount of our profits available for distribution and our ability to make payments under the preference shares, please refer to the information under the caption “Risk Factors” in the 2007 Form 20-F, which is incorporated by reference in this prospectus supplement.

Dividends on the preference shares will also be non-cumulative. If our board of directors does not pay the full amount of the dividend payable on a dividend payment date, then the rights of holders of the preference shares or ADSs to receive any unpaid amount in respect of the relevant dividend period will be lost. We will have no obligation to pay the dividend accrued for that dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares are paid for any subsequent dividend period.

If We Are Wound-up or Liquidated, Any Distribution on the Preference Shares Will be Subordinated to the Claims of Our Creditors, and Holders of the Preference Shares may be Treated Differently from Holders of TONs and RCIs

If we are wound-up or liquidated, voluntarily or involuntarily, you will not be entitled to receive any liquidation preference on the preference shares until after the claims of all of our creditors have been satisfied. If we do not have sufficient assets at the time of liquidation to satisfy those claims, you will not receive any liquidation preference on the preference shares. There is no limitation on our ability to issue debt securities in the future that would rank equal or senior in liquidation to the preference shares offered under this prospectus supplement.

Subject to the requirements described under “Description of Preference Shares – Variation of

Rights,” we will be permitted to issue preference shares in the future that would rank senior in liquidation to the preference shares offered under this prospectus supplement. Because preference shares are in legal form of a different nature to the TONs or RCIs (or similar securities that we have issued or may issue in the future), there can be no assurances that as a holder of a preference share you will be treated equally with such securities in all circumstances.

Dividends on the Preference Shares Could Be Adversely Affected By Regulatory Restrictions on Our Operations

UK bank regulatory authorities could make determinations in the future with respect to us that could adversely affect our ability to pay dividends in respect of the preference shares or ADSs. In addition, United States federal or state regulatory authorities, as well as regulatory authorities in other countries, have regulatory authority over us and/or our subsidiary undertakings. Under certain circumstances, any of such regulatory authorities could make determinations or take decisions in the future with respect to us and/or any of our subsidiary undertakings or a portion of their respective operations or assets that could adversely affect the ability of any of them to, among other things, make distributions to their respective securityholders, engage in transactions with affiliates, purchase or transfer assets, pay their respective obligations or make any redemption or liquidation payments to their securityholders. Please refer to the information under the caption “Business Review – Risk Management – Supervision and Regulation” in the 2007 Form 20-F, which is incorporated by reference in this prospectus supplement, for a description of regulations currently applicable to us.

Holders may be Required to Bear the Financial Risks of an Investment in the Preference Shares and the ADSs for an Indefinite Period of Time

The preference shares and ADSs do not have a fixed final redemption date and investors will have no right to call for the redemption of the preference shares or the ADSs. Although we may redeem preference shares and ADSs on June 15, 2013 and on any dividend payment date thereafter, or at any time upon the occurrence of a regulatory event, at a redemption price of $25 per preference share plus accrued but unpaid dividends (if any) for the then-current dividend period, we have no obligation to redeem preference shares and ADSs and there may be limitations on our ability to do so. Therefore, you should be aware that you may be required to bear the financial risks of an investment in the preference shares and the ADSs for an indefinite period of time.

An Active Market for the ADSs May Fail to Develop

Application will be made to list the ADSs on the New York Stock Exchange and trading of the ADSs on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the ADSs. However, we do not intend to list the preference shares for trading on any stock exchange or securities market and we are not required to maintain the listing of the ADSs on the New York Stock Exchange or any other stock exchange or securities market. There can be no assurance that an active public market for the ADSs will develop and, if such a market were to develop, neither the underwriters nor any other person are required to maintain such a market. The liquidity and the market prices for the ADSs can be expected to vary with changes in market and economic conditions generally and in our financial condition, credit rating and prospects in particular, as well as in response to other factors that generally influence the market prices of securities.

National Association of Insurance Commissioners

The National Association of Insurance Commissioners (“NAIC”) reviews a broad array of securities, including so-called hybrid securities such as the preference shares, and may from time to time classify them into various categories. Depending on how the NAIC may classify the preference shares, they may be more or less attractive to U.S. insurance companies that may seek to invest in the preference shares, which may in turn affect the demand for the preference shares after this offering. You should consult with your own advisor about the implications to you, if any, of a classification by the NAIC with respect to the preference shares, if any.

Holders of the Preference Shares or ADSs Do Not Have Voting Rights

As a holder of the preference shares or ADSs, you will not be entitled to receive notice of, attend or vote at any general meeting of our ordinary shareholders.

Rating Agencies May Change Rating Methodologies, Including Their Views on “Notching” Practices

The rating agencies may in the future change their rating methodologies for securities with features similar to the preference shares. This may include, for example, the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the preference shares, sometimes called “notching”. If the rating agencies were to change their practices for rating such securities in the future and the ratings of the preference shares were to be subsequently lowered, this may have a negative impact on the trading price of the ADSs.

Implications of Withdrawal of Underlying Preference Shares and Holding Preference Shares in Registered Form.

The preference shares will be represented by a share warrant to bearer in the form of a single global share warrant which will be deposited with the ADR depositary under the ADR deposit agreement. The ADSs are capable of being surrendered in exchange for preference shares in registered form, though such exchanges are not anticipated. If a holder chooses to take delivery of the preference shares underlying its ADSs, neither ad valorem UK stamp duty nor UK stamp duty reserve tax (“SDRT”) should be payable on the exchange, provided that the preference shares are not transferred (i) to, or to a nominee for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts. However, a subsequent transfer of (or unconditional agreement to transfer) preference shares in registered form would be subject to UK stamp duty or SDRT as described below.

Subject to certain exceptions, a documentary transfer of preference shares in registered form, or a documentary agreement to transfer any interest in any preference shares in registered form where such interest falls short of full legal and beneficial ownership, would attract ad valorem UK stamp duty, and an unconditional agreement to transfer preference shares would attract SDRT (provided that SDRT would not be payable if UK stamp duty had been paid), generally at the rate of 0.5% (rounded up, if necessary, to the nearest £5) on the amount or value of the consideration for the transfer.

Furthermore, UK stamp duty would, subject to certain exceptions, be payable at the rate of 1.5% (rounded up, if necessary, to the nearest £5) of the value of preference shares in registered form on any instrument pursuant to which preference shares are transferred (i) to, or to a nominee for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts. SDRT, at the same rate, could also be payable in these circumstances but no SDRT would be payable if stamp duty were paid.

This tax treatment may mean that preference shares held in registered form trade separately from preference shares which are represented by ADSs, and consequently there may be an increased risk of illiquidity in relation to any preference shares held in registered form. Furthermore, in exchanging ADSs for registered preference shares, a holder will also be exchanging listed for unlisted securities, which are likely to be less liquid and marketable than the ADSs.

USE OF PROCEEDS

The net proceeds from the sale of the ADSs, less the underwriting compensation (giving effect to sales to certain institutions in respect of which the underwriting compensation is $0.50 per ADS) of $71,827,000 and expenses payable by us estimated at $1,170,000, are estimated to be $2,427,003,000. These proceeds will be used for general corporate purposes.

DESCRIPTION OF PREFERENCE SHARES

The following description of the preference shares replaces in its entirety the description of the preference shares in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the preference shares. The following summary is not complete and is subject to, and qualified in its entirety by reference to, our articles of association, as amended, the written resolutions passed by the fund raising committee of our board of directors, the form of special resolution adopting the terms of the preference shares to be passed by our shareholders, the form of deed of covenant to be entered into by Barclays PLC containing the dividend restriction referred to below under “– Dividends – Partial Payment and Non-Payment of Dividends” and the form of agency agreement to be entered between us and The Bank of New York. We will file a copy of these documents with the SEC under cover of Form 6-K prior to the issuance of the ADSs.

General

Under our articles of association, only our board of directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares if a resolution of our shareholders has authorized the allotment.

The preference shares will have a nominal value of $0.25 each and will, when issued, be fully paid and non-assessable. The preference shares will rank equally among themselves and will rank senior to our ordinary shares and any other class of our shares ranking junior to the preference shares as regards participation in our profits and on a return of capital or a winding-up.

The preference shares will be represented by a share warrant to bearer in the form of a single global share warrant to bearer which will be deposited with the ADR depositary under the ADR deposit agreement. We may consider the ADR depositary to be a single holder of preference shares so deposited for all purposes.

Title to preference shares in registered form will pass by transfer and registration on the register that the registrar for the preference shares shall keep at its office in the United Kingdom. The registrar for the preference shares will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other government charges.

A summary of certain terms and provisions of the ADR deposit agreement pursuant to which ADRs evidencing the ADSs are issuable is set forth below under the heading “Description of American Depositary Receipts”.

Dividends

Dividend Rights

Non-cumulative preferential dividends will, subject to and as set out under “Partial Payment and Non-Payment of Dividends”, accrue on the preference shares from and including the date of their issuance. Dividends will be paid on each preference share at a rate of 8.125% per year on the amount of $25 per preference share, from and including the date of issuance. Dividends will be payable quarterly in arrear in U.S. dollars on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2008.

Dividends on the preference shares may be paid only to the extent that payment can be made out of our distributable profits (i.e., profits of Barclays Bank PLC that are available for distribution and permitted by law to be distributed). Our board of directors may resolve, for any reason and in its absolute discretion, not to pay in full or in part any dividends on the preference shares in respect of one or more dividend periods.

In addition, if paying all or any part of any dividend on the preference shares would cause a breach of the applicable capital adequacy requirements of the FSA, then we will not pay that part of that dividend.

A “dividend period” is the period from and including the most recent dividend payment date (or the date of issuance in the case of the first dividend period) to but excluding the next succeeding dividend payment date.

Dividends on the preference shares will be calculated on the basis of a 360-day year of twelve 30-day months.

Partial Payment and Non-Payment of Dividends

Dividends on preference shares may be paid only to the extent that payment can be made out of our profits which are available for distribution and permitted by law to be distributed. Dividends on the preference shares will not be paid in full if our distributable profits are insufficient on any dividend payment date to enable us to pay accrued dividends in full on the preference shares and at the same time pay (or set aside funds to pay) the full amount of dividends expressed to be payable on or before that dividend payment date on any other class of preference shares or any class of our share capital ranking equal or senior to the preference shares as regards participation in our profits.

If our distributable profits are insufficient on this basis, we will not pay you any dividends on the preference shares until after we have paid (or set aside funds to pay) the full amount of any dividends referred to above in respect of other classes of preference shares or share capital ranking senior to the preference shares. If any distributable profits remain after we have paid those dividends, we will pay you dividends on the preference shares on a pro rata basis with other classes of preference shares or share capital ranking equally with the preference shares.

On any dividend payment date, the dividend on the preference shares which would otherwise be payable on such dividend payment date may, at our discretion, either not be payable at all or only be payable in part.

If a dividend on the preference shares is not paid, or is paid only in part, you will have no claim in respect of such non-payment or partial payment, and we will have no obligation to pay the dividend accrued for the relevant dividend period or to pay interest on that dividend, whether or not we pay dividends on the preference shares for any future dividend period.

If we do not pay in full any dividend on the preference shares on a dividend payment date (or if we fail to set aside the amount of the payment in full), neither we nor Barclays PLC may:

(i)	declare or pay a dividend on any of our ordinary shares, other preference shares or other share capital ranking pari passu or junior with the preference shares in respect to dividend payments and rights in liquidation; or

(ii)	redeem, purchase, reduce or otherwise acquire any of our respective ordinary shares, preference shares or other share capital ranking pari passu with or junior to the preference shares in respect of dividend payments and rights in liquidation (or set aside any sum or establish any sinking fund for the redemption, purchase or other acquisition thereof)

until the earlier of (a) the dividend payment date on which we next pay in full (or set aside a sum to provide for payment in full of) a dividend on the preference shares and (b) the date on or by which all of the preference shares are either redeemed in full or purchased by or for our account, in each case in accordance with our articles of association and the terms of the preference shares. The restriction in clause (i) above does not apply to any payment by Barclays PLC of a final dividend declared by its shareholders prior to the relevant dividend payment date, or a dividend paid by us to Barclays PLC or to another wholly-owned subsidiary of Barclays PLC. The restriction in clause (ii) above does not apply to the purchases, redemptions, reductions or other acquisitions of our shares held by Barclays PLC or another wholly-owned subsidiary of Barclays PLC.

Unclaimed Dividends

If you do not claim any dividend paid by us after a period of 12 years from the date when it first became due for payment, you will forfeit the dividend and the unclaimed amount will revert to us. We will not act as your trustee in respect of any unclaimed dividend or other amount, even if our board of directors pays a dividend or other amount on the preference shares into a separate account.

No Interest

We will not pay you any interest on any dividend or other amount payable on the preference shares.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution,

winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares permitted by our articles of association and under applicable law, the holders of the outstanding preference shares will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any payment is made to holders of our ordinary shares or any other class of shares then in issue ranking junior to the preference shares upon a return of capital;

•

rank equally in every respect on such a return of capital with the holders of any other class of shares then in issue (other than any class of shares then in issue ranking in priority to the preference shares on a winding-up or such other return of capital); and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends (if any), whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares shall not be entitled to participate further in our assets available for distribution among our shareholders. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consist entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Optional Redemption

Subject to the requirements of the Companies Acts, our articles of association and to giving one month’s prior written notice to the FSA (if required), we may redeem some or all of the preference shares on June 15, 2013 and on any dividend payment date thereafter. If we redeem your preference shares, we will give you at least 30 days’ (but no more than 60 days’) prior notice. The redemption price payable on the redemption of preference shares is equal to $25 per preference share plus accrued but unpaid dividends (if any) for the then-current dividend period to the date fixed for redemption.

In the event that payment of the redemption price in respect of any preference share is improperly withheld or refused, the dividend on the preference share will continue to accrue, at the then applicable rate, from the date fixed for redemption to the date of payment of the redemption price. If the date for payment of any amount due on redemption is not a business day, then payment of that amount will be made on the next succeeding business day, without any interest or payment in respect of such delay.

Regulatory Event Redemption

Subject to the requirements of the Companies Acts, our articles of association and to certain other conditions set forth below, if at any time the preference shares are no longer eligible to qualify as Tier 1 Capital (as such term is defined in the FSA’s “General Prudential Sourcebook” or any successor publication replacing such sourcebook) then we may redeem all, but not some only, of the preference shares. If we redeem your preference shares, we will give you at least 30 days’ (but no more than 60 days’) prior notice, which notice shall be irrevocable. The redemption price payable on the redemption of preference shares is equal to $25 per preference share plus accrued but unpaid dividends (if any) for the then-current dividend period to the date fixed for redemption.

Any redemption of the preference shares pursuant to the preceding paragraph shall be subject to the following conditions:

(i)	we must be in compliance with our capital adequacy requirements as provided in the capital regulations (except to the extent that the FSA no longer so requires) both at the time when the notice of redemption is given and immediately following such redemption;

(ii)	any such redemption of the preference shares prior to June 15, 2013 shall be subject to (i) the prior consent of the FSA (if required) and (ii) the regulatory event occurring as a result of a change of law or regulation in the United Kingdom or a change in the interpretation of such law or regulation by any court or authority entitled to do so; and

(iii)	for any such redemption of the preference shares after June 15, 2013, we must provide at least one month’s prior notice to the FSA (if required).

For the purposes of this “– Regulatory Event Redemption” section of the prospectus supplement:

“capital regulations” means at any time the regulations, requirements, guidelines and policies relating to capital adequacy then in effect of the FSA or other relevant regulator; and

“regulatory event” means that the preference shares are no longer eligible to qualify as Tier 1 Capital (as such term is defined in the FSA’s “General Prudential Sourcebook” or any successor publication replacing such sourcebook).

Purchases

Subject to the requirements of the Companies Acts, U.S. securities laws, our articles of association and all other applicable rules and regulations, and subject to the consent of or prior notification to the FSA (if required) we may at any time purchase, or cause to be purchased for our account, all or any of the preference shares at any price. We will not be required to select the shares to be purchased ratably or in any other particular manner as between the holders of preference shares or as between them and the holders of shares of any other class (whether or not the preference shares rank senior to such other class).

Voting Rights

As a holder of the preference shares or ADSs, you will not be entitled to receive notice of, attend or vote at any general meeting of our ordinary shareholders.

Variation of Rights

The rights, preferences and privileges attached to the preference shares may be abrogated only with the written consent of the holders of at least three-fourths of the outstanding preference shares or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares. A special resolution will be adopted if passed by a majority of at least three-fourths of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be two qualified persons entitled to vote and holding, representing or authorized to exercise voting rights in respect of at least one-third in nominal value of the preference shares then in issue, except that if at any adjourned meeting where this quorum requirement is not met, any qualifying person present and entitled to vote and holding, representing or authorized to exercise voting rights in respect of any preference shares will constitute a quorum.

We may not authorize, create or increase the amount of any shares of any class, or any security convertible into shares of any class, ranking senior to the preference shares, except, as described above, with the written consent of holders of three-fourths of the issued preference shares or pursuant to a special resolution passed at a separate general meeting of the holders of the preference shares.

This restriction does not apply to our redemption or purchase of any shares, or any reduction of our share capital, permitted by our articles of association and under applicable law.

Notices of Meetings

A notice of any meeting at which holders of the preference shares are entitled to vote will be mailed to each record holder of the preference shares, or to the extent practicable published in a leading daily newspaper in London or in an English language newspaper of general circulation in Europe. Each notice will state:

•	the place, date and time of the meeting;

•	the general nature of the business to be transacted;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	that each holder entitled to attend and vote is entitled to appoint one or more proxies to attend, and, on a poll, vote instead of such holder and that a proxy need not be a holder.

A holder of the preference shares in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts – Reports and Notices” in this prospectus supplement.

Further Issues

We may, at any time and from time to time, without the consent or sanction of the holders of the preference shares, create or issue further preference shares or other share capital of one or more series ranking equal or junior to the preference shares. Our creation or issuance of further preference shares or other share capital ranking equally with the preference shares will not be deemed to alter, vary, affect, modify or abrogate any of the rights attaching to the preference shares. These rights will not be deemed to be varied by any change to the provisions in our articles of association, other than a change which would result in any further preference shares or other share capital ranking senior to the preference shares. Any further series of preference shares or other share capital ranking equal or junior to the preference shares may either carry identical rights in all respects with the preference shares (except as regards the date from which such shares rank for dividend) or carry different rights.

No Additional Amounts

If at any time we are required by a tax authority to deduct or withhold taxes from payments made by us with respect to the preference shares, we will not pay additional amounts. As a result, the net amount received from us by each holder of a preference share, after the deduction or withholding, will be less than the amount the holder would have received in the absence of the deduction or the withholding.

Registrar and Paying Agent

The Bank of New York, One Canada Square, London E14 5AL, United Kingdom, will act as the registrar and initial principal paying agent for the preference shares.

Governing Law

The creation and issuance of the preference shares and the rights attached to them will be governed by and construed in accordance with English law.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following description of the ADRs replaces in its entirety the description of the ADRs in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the ADRs. The deposit agreement is among us, The Bank of New York, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the deposit agreement. We have filed a copy of the form of deposit agreement with the SEC as an exhibit to our registration statement on Form F-3 333-145845. Copies of the deposit agreement are on file at the ADR depositary’s corporate trust office and the office of the custodian. They are open to inspection by owners and holders during business hours.

ADR Depositary

The Bank of New York will act as the ADR depositary. The office of The Bank of New York in London will act as custodian. The ADR depositary’s corporate trust office in New York City is presently located at 101 Barclay Street, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs, each of which will represent one preference share, or evidence of rights to receive one preference share.

Deposit and Issuance of ADRs

When the custodian has received preference shares, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the corresponding number of ADSs.

Withdrawal of Deposited Securities

ADRs may be surrendered in exchange for preference shares in registered form. Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the office of the custodian in London, of the amount of preference shares represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary. We do not anticipate that ADR holders are likely to elect to take delivery of underlying preference shares for the reasons described above under “Risk Factors.”

Cash Dividends and Other Cash Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares to the ADR holders in proportion to their holdings of ADSs representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

Before making a distribution, the ADR depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Redemption of ADSs

If we redeem preference shares represented by ADSs, the ADR depositary will distribute the applicable redemption amount to ADR holders as a cash distribution, as described under “– Cash Dividends and Other Cash Distributions” above.

If fewer than all the ADSs are to be redeemed, the ADSs to be redeemed will be selected by lot, proportionately or by any other equitable method as the ADR depositary may determine. A proportionate amount of preference shares will thereafter be redeemed.

We must give notice of redemption in respect of preference shares to the ADR depositary not less than 30 days before the redemption date. If instructed by us, the ADR depositary will deliver the notice to all registered holders of ADRs.

Transfer of Receipts

Title to an ADR, and the ADSs evidenced thereby, may be transferred by surrendering the ADR, properly endorsed or accompanied by proper instruments of transfer, to the ADR depositary. The ADR depositary will register transfers of ADRs on its transfer books. Where not all of the ADSs evidenced by the ADR are the subject of the transfer, a new ADR in respect of the balance of the ADSs will be issued to the transferor.

Record Date

Whenever any cash dividend or other cash distribution becomes payable, or whenever the ADR depositary causes a change in the number of preference shares represented by each ADS or receives notice of any meeting of holders of preference shares, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend or to give instructions for the exercise of voting rights at the meeting, or on or after which each ADS will represent the changed number of shares subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Series

As a holder of the preference shares or ADSs, you will not be entitled to receive notice of, attend or vote at any general meeting of our ordinary shareholders.

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors if no such instruction is received.

Inspection of Transfer Books

The ADR depositary agent will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports and the ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts.

Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the preference shares;

•	any adjourned meeting of holders of the preference shares; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of, preference shares we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs, will not take effect as to any outstanding ADRs until thirty (30) days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares represented by the corresponding ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of ADRs;

•	suspend the distribution of dividends to holders of ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement, the ADR depositary may sell the preference shares then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

The following charges shall be incurred by any party depositing or withdrawing preference shares, or by any party surrendering ADRs or to whom ADRs are issued:

•

$5 or less for each 100 ADSs (or portion thereof) for the execution and delivery of ADRs (including issuances resulting from a distribution shares of rights or other property) and cancellation of ADRs for the purpose of withdrawal, including the termination of the deposit agreement. The ADR depositary has agreed to waive this fee for the initial execution and delivery of ADRs evidencing the corresponding number of ADSs offered under this prospectus supplement; and

•	any applicable taxes or other governmental charges.

Except as provided below, we will pay all other fees or charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but persons depositing or withdrawing preference shares will be obligated to pay:

•	any applicable share transfer or other registration fees associated with deposits or withdrawals of preference shares; and

•	cable, telex, facsimile transmission charges which the deposit agreement provides are at the expense of persons depositing or withdrawing preference shares.

Under the deposit agreement, the ADR depositary may charge an annual fee of $0.02 or less per depositary share for depositary services. The ADR depositary has agreed to waive this fee.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. See “Risk Factors” above. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of our articles of association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or the

ADR depositary’s control in performing our obligations under the deposit agreement. The obligations of both us and the ADR depositary under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

Both we and the ADR depositary:

•	are not liable if either of us exercises the discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement; and

•

are not liable for any action or nonaction by us in reliance upon the advice of or information from legal counsel, accountants, any person presenting securities for deposit, any ADR holder or any other person believed by either of us in good faith to be competent to give such advice or information.

The ADR depositary will act as registrar or appoint a registrar or one or more co-registrars for registration of the ADRs in accordance with any requirements of the NYSE or any other stock exchange or securities market on or by which the ADSs are listed for trading purposes.

The ADRs evidencing ADSs are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs at any time when it deems it expedient to do so in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable, subject to the provisions of the following sentence. The surrender of outstanding ADRs and the withdrawal of preference shares may not be suspended subject only to:

•	temporary delays caused by closing our transfer books or those of the ADR depositary or the deposit of preference shares in connection with voting at shareholder meetings, or the payment of dividends;

•	the payment of fees, taxes and similar charges; and

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of preference shares.

The deposit agreement and the ADRs are governed by, and construed in accordance with, the laws of the State of New York.

TAX CONSIDERATIONS

United States Taxation

This section supplements the discussion of United States federal income taxation in the accompanying prospectus. It applies to you only if you acquire your preference shares or ADSs in this offering and you hold your preference shares or ADSs as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more of our voting stock,

•	a person that holds your preference shares or ADSs as part of a straddle or a hedging or conversion transaction, or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the United States Internal Revenue Code of 1986 (the “Code”), as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary and the assumptions that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. You are a U.S. holder if you are a beneficial owner of preference shares or ADSs and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership (or an entity treated as a partnership for tax purposes) holds preference shares or ADSs, the tax treatment of a partner will generally depend on the state of the partner and the activities of the partnership. If you are a partner in a partnership holding preference shares or ADSs, you should consult your tax advisors.

If you are not a U.S. holder, this section does not apply to you.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of preference shares or ADSs in your particular circumstances.

This discussion addresses only United States federal income taxation.

In general, and taking into account the earlier assumptions, for United States federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the shares represented by those ADRs. Exchanges of shares for ADRs, and ADRs for shares, generally will not be subject to United States federal income tax.

Taxation of Dividends

Under the United States federal income tax laws, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the preference shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet certain other requirements. Subject to applicable limitations that may vary depending on your individual circumstances, dividends we pay with respect to the preference shares will be qualified dividend income.

The dividend is taxable to you when you, in the case of shares, or the ADR depositary, in the case of ADSs, receive it, actually or constructively. The dividend will not be eligible for the dividends received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain.

For foreign tax credit purposes, dividends will be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to you.

Taxation of Capital Gain

If you are a U.S. holder and you sell or otherwise dispose of your preference shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the value of the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a noncorporate U.S. holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Redemptions

A redemption of preference shares for cash will be treated as a distribution taxable as a dividend unless an applicable exception applies, in which case it will be treated as a sale or exchange of redeemed shares taxable as described under the caption “– Taxation of Capital Gain” above.

The redemption will be treated as a sale or exchange if it (1) results in a “complete termination” of a U.S. holder’s share interest in us or (2) is not “essentially equivalent to a dividend” with respect to a U.S. holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by a U.S. holder by reason of certain constructive ownership rules, as well as shares actually owned by such holder, must generally be taken into account. If a particular U.S. holder of shares does not own (actually or constructively) any of our other shares, or owns only an insubstantial percentage of our outstanding shares, and does not participate in our control or management, a redemption of the shares of such holder will generally qualify for sale or exchange treatment. However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. holder of the shares depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. holders of the shares are advised to consult their own tax advisors regarding the tax treatment of a redemption.

If a redemption of preference shares is treated as a distribution, the entire amount received will be treated as a distribution and will be taxable as described under the caption “– Taxation of Dividends” above.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a preference share or ADS effected at a United States office of a broker or at the foreign office of a broker that is a U.S.-controlled person.

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number, is notified by the

Internal Revenue Service that you have failed to report all dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a United States alien holder, which is any holder that is either (i) a non-resident alien individual, (ii) a foreign corporation or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a preference share or ADS, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of dividends with respect to a preference share or ADS made to you outside the United States by us or another non-United States payor; and

•

other payments of dividends and the payment of the proceeds from the sale of a preference share or ADS effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax; and

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person; or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Except as provided below, payment of the proceeds from the sale of a preference share or ADS effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a preference share or ADS that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a preference share or ADS effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who, in the aggregate, hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following is a summary of certain aspects of the current United Kingdom taxation treatment of the preference shares and ADSs. It relates only to (1) the position of persons who are the absolute beneficial owners of the preference shares or ADSs and who are neither (a) resident in the United Kingdom for tax purposes nor (b) holding preference shares or ADSs in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom (a “Non-UK resident holder”); and (2) to those persons who are (a) resident (or, in the case of individuals only, ordinarily resident) in the United Kingdom for tax purposes, or (b) carrying on a trade through a permanent establishment in the United Kingdom (a “UK resident holder”). This summary may not apply to certain classes of holders, such as dealers in securities. The comments below also assume that holders of ADSs will in practice be treated for purposes of United Kingdom tax as beneficial owners of the preference shares represented by the ADSs. Holders who are in any doubt as to their tax position (including, in particular, any holders who are resident in the United Kingdom for tax purposes or carrying on a trade or business through any branch, agency or permanent establishment in the United Kingdom) should consult their professional advisers. In addition, holders who may be liable to tax in other jurisdictions should also consult their professional advisers.

Non-UK resident holders – Taxation of Dividends and Capital Gains

We will not be required to withhold tax at source when paying a dividend on the preference shares.

Non-UK resident holders of preference shares or ADSs will not have any other liability to United Kingdom tax on such dividends.

Non-UK resident holders of preference shares or ADSs will not generally be able to claim repayment of any part of any tax credit attaching to dividends paid by us, although this will depend on the existence and terms of any double tax treaty between the United Kingdom and the country in which the holder of preference shares or ADSs is resident for tax purposes; holders of preference shares or ADSs who are resident in the United States for tax purposes will not be entitled to any such credit under the terms of the double taxation treaty between the United Kingdom and the United States of July 24, 2001 (as amended).

Non-UK resident holders of preference shares or ADSs will not generally be subject to UK capital gains tax or corporation tax on a disposal of preference shares or ADSs. Special rules apply to individuals who are temporarily not resident or ordinarily resident in the United Kingdom.

UK resident holders – Taxation of Dividends

We will not be required to withhold tax at source when paying a dividend on the preference shares.

Individual UK resident holders of preference shares or ADSs who are resident in the UK for tax purposes and who receive a dividend from the issuer, will generally be entitled to a tax credit (the “Tax Credit”) (which may be set off against a holder’s total income tax liability on the dividend) equal to 1/9th of the amount of the cash dividend (or 1/10th of the aggregate of the cash dividend and the Tax Credit (the “Gross Dividend”)).

Individual UK resident holders of preference shares or ADSs who are liable to UK income tax, other than at the higher rate, will be liable to tax on the Gross Dividend at the rate of 10 per cent. The Tax Credit will satisfy the whole of such holders’ income tax liability in respect of the dividend. Individual UK resident holders of preference shares or ADSs who are not liable to income tax in the UK in respect of the Gross Dividend will not be entitled to repayment of the Tax Credit.

Individual UK resident holders of preference shares or ADSs who are liable to UK income tax at the higher rate, will be liable to tax on the Gross Dividend at the rate of 32.5 per cent. After taking into account the 10 per cent. Tax Credit, such individuals will be liable to pay additional UK income tax at the rate of 22.5 per cent. of the Gross Dividend. Individuals who are higher rate taxpayers will therefore pay UK income tax at an effective tax rate of 25 per cent. of the cash dividend received.

Subject to the paragraphs under the sub-heading “Disguised Interest Rules” below, corporate UK resident holders of preference shares or ADSs (other than share dealers) will not normally be liable to UK corporation tax on any dividend received from the issuer.

UK resident holders – Taxation of Capital Gains

The sale, or other disposal, of preference shares or ADSs may give rise to the realization of a gain for the purposes of UK taxation of chargeable gains.

An individual UK resident holder of preference shares or ADSs who is resident or ordinarily resident in the UK for tax purposes and who realizes such a gain, may be liable to UK capital gains tax, depending on the holder’s circumstances and subject to any available exemption or relief.

Subject to the paragraphs under the sub-heading “Disguised Interest Rules” below, a corporate UK resident holder of preference shares or ADSs who is resident in the UK for tax purposes and who realizes such a gain, may be liable to UK corporation tax on chargeable gains, depending on the holder’s circumstances and subject to any available exemption or relief.

A UK resident holder of preference shares or ADSs who is not resident in the UK for tax purposes and who carries on a trade in the UK through a branch or agency, or, in the case of a company, a permanent establishment, may be subject to UK capital gains tax or corporation tax on a disposal of preference shares or ADSs which are used, held, or acquired for the purposes of the branch, agency, or permanent establishment, subject to any available exemption or relief. Special rules apply to individuals who are temporarily not resident or ordinarily resident in the UK.

Disguised Interest Rules

Her Majesty’s Revenue & Customs (“HMRC”) published draft legislation (and accompanying guidance notes) on 6th December 2007, which was subsequently amended on 7th February 2008, under the heading “disguised interest”. The purpose of the legislation is to secure that a return designed to be economically equivalent to interest is treated in the same way as interest for the purposes of corporation tax. The draft legislation provides that, where a company is party to an arrangement designed to produce a “tax privileged investment return” (“TAPIR”) for that company, that return is to be treated for the purposes of corporation tax as a profit from a loan relationship of the company, with credits brought into account for the purposes of the loan relationship rules contained in the Finance Act 1996 being determined on an amortized cost basis of accounting. A TAPIR is a return from money or any other asset which (a) equates, in substance, to a return on an investment of the money (or an amount of money equal to the value of the asset) at interest and (b) is not charged, or not wholly charged, to tax on the company as an amount of income and is not brought, or not wholly brought, into account when calculating for tax purposes any income of the company. The draft legislation provides that an arrangement is designed to produce a TAPIR if it would be reasonable to assume that is or was the main purpose, or one of the main purposes, of the arrangement.

It is possible that, if the draft legislation were enacted in its current form, a UK resident holder of preference shares or ADSs subject to UK corporation tax would be taxed as if the dividends on the preference shares or ADSs were profits on a loan relationship. The position is not clear, and no detailed guidance as to the precise scope of the relevant draft provisions with respect to publicly issued preference shares or ADSs has been published by HMRC as yet. Moreover, the draft legislation is subject to further consultation, and it is possible that the provisions could be amended significantly before they are enacted into law and/or that they are not enacted into law at all. In addition, even if the legislation is passed into law in its current form, it is not clear from which date the legislation will take effect nor as to whether any “grandfathering” provisions will apply.

UK resident holders of preference shares or ADSs who are subject to UK corporation tax should therefore obtain independent advice as to their treatment.

Inheritance Tax

Preference shares or ADSs beneficially owned by an individual may be subject to UK inheritance tax on the death of the individual or, in some circumstances, if the preference shares or ADSs are the subject of a gift, including a transfer at less than full market value, by that individual.

Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor.

Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Preference shares or ADSs held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Stamp Duty and Stamp Duty Reserve Tax

Issuance of the preference shares in bearer form. No UK stamp duty will be payable on the delivery of preference shares in bearer form to the custodian on behalf of the ADR depositary. Based on our current understanding of HM Revenue & Customs practice we expect that no stamp duty reserve tax (“SDRT”) will be payable on the delivery of the preference shares in bearer form to the custodian on behalf of the ADR depositary.

Transfers of the ADRs. Any instrument transferring or containing an agreement to transfer a registered ADR which is executed outside the United Kingdom and not brought into the United Kingdom for any purpose will not give rise to any obligation to pay UK stamp duty, and an agreement to transfer a registered ADR will not give rise to SDRT.

Registered preference shares. ADRs may be surrendered in exchange for preference shares in registered form.

Subject to certain exceptions, a documentary transfer of preference shares in registered form, or a documentary agreement to transfer any interest in any preference shares in registered form where such interest falls short of full legal and beneficial ownership, would attract ad valorem UK stamp duty, and an unconditional agreement to transfer preference shares would also attract SDRT (provided that SDRT would not be payable if UK stamp duty had been paid), generally at the rate of 0.5% (rounded up, if necessary, to the nearest £5) on the amount or value of the consideration for the transfer. Generally, ad valorem stamp duty applies neither to gifts nor on a transfer from a nominee to the beneficial owner. In cases of transfers where no ad valorem stamp duty arises, a fixed UK stamp duty of £5 may be payable, although if draft legislation contained in the Finance Bill 2008 is enacted without material amendment, any such charge to a fixed UK stamp duty of £5 may cease to apply.

UK stamp duty would, subject to certain exceptions, be payable at the rate of 1.5% (rounded up, if necessary, to the nearest £5) of the value of preference shares in registered form on any instrument pursuant to which preference shares are transferred (i) to, or to a nominee for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts. UK SDRT, at the same rate, could also be payable in these circumstances but no SDRT would be payable if stamp duty were paid.

CAPITALIZATION AND INDEBTEDNESS

The following table sets out the authorised and issued share capital of Barclays Bank PLC and the Barclays Bank PLC Group’s total shareholders’ equity, indebtedness and contingent liabilities as of December 31, 2007, and as adjusted to reflect the issuance of the preference shares (without giving effect to any exercise of the over-allotment option). The figures set out in the following table were extracted from our audited financial statements for the year ended December 31, 2007, which were prepared in accordance with International Financial Reporting Standards. The adjustments to reflect the issuance of the preference shares have been converted to pounds sterling at an exchange rate at April 8, 2008 of £1=$1.9690.

	As of December 31, 2007	Adjusted for the issuance of the preference shares
	‘000	‘000
Share capital of Barclays Bank PLC
Authorized ordinary share capital – shares of £1 each	3,000,000	3,000,000
Authorized preference share capital – shares of £100 each	400	400
Authorized preference share capital – shares of £1 each	1	1
Authorized preference share capital – shares of U.S.$100 each	400	400
Authorized preference share capital – shares of U.S.$0.25 each	150,000	150,000	(1)
Authorized preference share capital – shares of €100 each	400	400
Ordinary shares – issued and fully paid shares of £1 each	2,337,161	2,337,161
Preference shares – issued and fully paid shares of £100 each	75	75
Preference shares – issued and fully paid shares of £1 each	1	1
Preference shares – issued and fully paid shares of U.S$100 each	100	100
Preference shares – issued and fully paid shares of U.S.$0.25 each	131,000	231,000
Preference shares – issued and fully paid shares of €100 each	240	240

	£ million	£ million
Group shareholders’ equity
Called up share capital	2,382	2,395
Share premium account	10,751	11,971
Other reserves	(170)	(170)
Other shareholders’ funds	2,687	2,687
Retained earnings	14,222	14,222

Shareholders’ equity excluding minority interests	29,872	31,105
Minority interests	1,949	1,949

Total shareholders’ equity	31,821	33,054

Group indebtedness(2)
Subordinated liabilities(3)	18,150	18,150
Debt securities in issue(4)	120,228	120,228

Total indebtedness	138,378	138,378

Total capitalization and indebtedness	170,199	171,432

Group contingent liabilities
Acceptances and endorsements	365	365
Guarantees and assets pledged as collateral security	35,692	35,692
Other contingent liabilities	9,717	9,717

Total contingent liabilities	45,774	45,774

Notes:

(1)	Pursuant to an ordinary resolution of Barclays Bank PLC dated April 8, 2008, the share capital of Barclays Bank PLC was increased by the creation of an additional 150,000,000 dollar preference shares of $0.25 each to 300,000,000.
(2)	“Group indebtedness” includes interest accrued as at December 31, 2007, in accordance with International Financial Reporting Standards.

(3)	On January 23, 2008, Barclays Bank PLC issued €1,750,000,000 6.00% Fixed Rate Subordinated Notes due 2018. On January 25, 2008, Barclays Bank PLC issued €100,000,000 CMS-Linked Subordinated Notes due 2018. On February 29, 2008, Barclays Bank PLC issued £1,000,000,000 8.25% Undated Subordinated Notes. On March 12, 2008, Barclays Bank PLC redeemed €255,645,941 (formerly DEM 500,000,000) 5.50% Subordinated Notes due 2013. On March 20, 2008, Barclays Bank PLC issued €135,000,000 CMS-Linked Subordinated Notes due 2018.
(4)	In addition, there were £52,320 million of debt securities in issue accounted on a fair value basis as at December 31, 2007.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement – Standard Provisions, dated November 30, 2007, incorporated in the pricing agreement dated April 8, 2008, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to pay up in full, the number of preference shares represented by ADSs (each ADS representing one preference share), set forth opposite its name below:

Underwriters	Number of ADSs
Citigroup Global Markets Inc.	13,500,004
Barclays Capital Securities Limited.	13,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,500,000
UBS Securities LLC	13,500,000
Wachovia Capital Markets, LLC	13,500,000
Morgan Stanley & Co. Incorporated	13,500,000
Banc of America Securities LLC	3,000,000
RBC Capital Markets Corporation.	3,000,000
Deutsche Bank Securities Inc.	1,000,000
SunTrust Robinson Humphrey, Inc.	1,000,000
Wells Fargo Securities, LLC	1,000,000
BNP Paribas Securities Corp.	416,667
Charles Schwab & Co., Inc.	416,667
Fidelity Capital Markets, a division of National Financial Services LLC	416,667
H&R Block Financial Advisors, Inc.	416,667
J.J.B. Hilliard, W.L. Lyons, Inc.	416,667
Janney Montgomery Scott LLC	416,667
Morgan Keegan & Company, Inc.	416,667
Oppenheimer & Co. Inc.	416,667
Raymond James & Associates, Inc.	416,667
Robert W. Baird & Co. Incorporated	416,667
Stifel, Nicolaus & Company, Incorporated	416,667
TD Ameritrade, Inc.	416,667
B.C. Ziegler and Company	208,333
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	208,333
Blaylock Robert Van, LLC	208,333
C. L. King & Associates, Inc.	208,333
CastleOak Securities, LP	208,333
Comerica Securities, Inc.	208,333
Crowell, Weedon & Co.	208,333
D.A. Davidson & Co.	208,333
Davenport & Company LLC	208,333
Ferris, Baker Watts, Incorporated	208,333
Fifth Third Securities, Inc.	208,333
Fixed Income Securities, LP	208,333
Jefferies & Company, Inc.	208,333
Keefe, Bruyette & Woods, Inc.	208,333
Mesirow Financial, Inc.	208,333
Pershing LLC	208,333
Piper Jaffray & Co.	208,333
Samuel A. Ramirez & Co., Inc.	208,333
Sandler, O’Neill & Partners, L.P.	208,333
Stone & Youngberg LLC	208,333
The Williams Capital Group, L.P.	208,333
Utendahl Capital Partners, L.P.	208,333
Wedbush Morgan Securities Inc.	208,333
William Blair & Company, L.L.C.	208,333

Total	100,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to pay up in full all of the preference shares in the form of ADSs if any are subscribed for.

The underwriters initially propose to offer the ADSs directly to the public at a price per ADS of $25. After the initial offering of the ADSs to the public, the price to public and other selling terms may from time to time be varied by the underwriters.

The underwriters propose to offer part of the ADSs directly to the public at the initial public offering price set forth above and part of the ADSs to certain dealers at the initial public offering price less a concession not in excess of $0.50 per ADS, provided, however, that such concession for sales to certain institutions will not be in excess of $0.30 per ADS. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per ADS to brokers and dealers.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $1,170,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The preference shares and ADSs are new issue securities with no established trading market. We will apply to list the ADSs on the New York Stock Exchange. Trading of the ADSs on the New York Stock Exchange is expected to commence within 30 days after the delivery of the ADSs. The preference shares will not be listed for trading and no assurance can be given as to the liquidity of the trading market for the preference shares or ADSs.

The ADSs will settle through the facilities of DTC and its participants (which may include Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme). The CUSIP number for the ADSs is 06739H362, and the ISIN is US06739H3628 .

We expect that delivery of the ADSs will be made against payment on or about April 11, 2008, which will be the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”).

Because Barclays Capital Inc., an affiliate of ours and a member of the Financial Industry Regulatory Authority (“FINRA”) (formerly, the NASD), may be participating in the offering of ADSs in the United States on behalf of Barclays Capital Securities Limited, the offering of the ADSs is being conducted in accordance with the applicable provisions of Rule 2720 of the Conduct Rules of the FINRA.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for us in the ordinary course of business.

Over-Allotment Option

We have granted an option to the underwriters to purchase up to an additional 15,000,000 ADSs at the public offering price on the cover page of this prospectus supplement, less the underwriting compensation, on or before April 22, 2008. The underwriters may exercise this option solely to cover overallotments. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to underwrite a number of additional ADSs proportionate to such underwriter’s initial amount reflected in the above table.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering. The underwriters may close a short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. Stabilizing transactions consist of various bids for or purchases of the ADSs made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

The following discussion of market-making replaces in its entirety the discussion under the heading “Plan of Distribution – Market-Making Resales” and “– Matters Relating to Initial Offering and Market-Making Resales” in the accompanying prospectus.

This prospectus supplement may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the ADSs in market-making transactions. In a market-making transaction, such affiliate may resell the ADSs it acquires from other holders, after the original offering and sale of the ADSs. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the ADSs. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

United Kingdom

Each underwriter has represented and agreed that, in connection with the distribution of the preference shares or the ADSs:

(i)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any preference shares or ADSs in circumstances in which Section 21(1) of the FSMA would not, if Barclays Bank PLC was not an authorized person, apply to Barclays Bank PLC; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the preference shares or ADSs in, from or otherwise involving the United Kingdom.

European Union Prospectus Directive

Each underwriter has severally represented and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the ADSs or preference shares to the public in that Relevant Member State, other than:

(i)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, save that no offer of the ADSs or preference shares to the public shall be made in reliance on the numerical exemption otherwise available under Article 3(2)(b) of the Prospectus Directive, provided, that no such offer of the ADSs or preference shares shall require the underwriter or us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of the ADSs or the preference shares to the public” in relation to any ADSs or preference shares in any Relevant Member State means the communication to more than one person in any form and by any means of sufficient information on the terms of the offer and the ADSs or preference shares to be offered so as to enable an investor to decide to purchase or subscribe to the ADSs or preference shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the ADSs under New York law, and Clifford Chance LLP, our English counsel, will pass upon the validity of the preference shares under English law. Linklaters LLP, United States and English counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

BARCLAYS BANK PLC

Debt Securities

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell debt securities or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Barclays Capital

The date of this prospectus is August 31, 2007

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “aim”, “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, impairment charges, business strategy, projected levels of growth in the banking and financial markets, projected costs, estimates of capital expenditures, and plans and objectives for future operations.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS, as well as U.K. domestic and global economic and business conditions, market related risks such as changes in interest rates and exchange rates, recent volatility in the global financial markets, the policies and actions of governmental and regulatory authorities, changes in legislation, the outcome of pending and future litigation, the success of future acquisitions and other strategic transactions and the impact of competition – a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the Securities and Exchange Commission (the “SEC”).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2006 (the “2006 Form 20-F”) with the SEC on March 26, 2007. We are incorporating the 2006 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on April 23, 2007, April 27, 2007, May 8, 2007, May 31, 2007, June 19, 2007, July 23, 2007, July 30, 2007, August 2, 2007 and August 13, 2007, in each case to the same extent as such report was designated on the cover thereof for incorporation by reference into our Registration Statements on Form F-3 (Nos. 333-126811, 333-85646 and 333-12384).

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel (telephone: 212-412-4000).

You may read and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov. We maintain an internet site at www.barclays.com.

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. It is one of the largest financial services companies in the world by market capitalization. Together with the predecessor companies, the Group has over 300 years of history and expertise in banking, and today the Group operates in over 50 countries and employs approximately 127,700 people. The Group moves, lends, invests and protects money for over 27 million customers and clients worldwide. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent). The Subordinated Debt Securities will either have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”). Some Undated Subordinated Debt Securities may be entirely or partially convertible into our preference shares, at our option.

We will issue Senior Debt Securities, Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively the “Senior Debt Indenture”, “Dated Debt Indenture” and “Undated Debt Indenture”) between us and The Bank of New York, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those made part of the indenture by reference to the Trust Indenture Act. The Senior, Dated and Undated Debt Indentures are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures”. We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Subordinated Events of Default, Dated Debt Defaults or Undated Debt Defaults, in the case of Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay Additional Amounts, as explained below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	whether and how bearer securities may be exchanged for registered securities;

•	for registered securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “ – Modification and Waiver” and “Senior Events of Default;

Subordinated Event of Default and Defaults; Limitation of Remedies”.

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global debt securities should be aware that:

•	They cannot get debt securities registered in their own name.

•	They cannot receive physical certificates for their interest in debt securities.

•

They will be a street name holder and must look to their own bank or broker for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders”.

•

They may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders” and “ – Legal Ownership; Form of Debt Securities – Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•

When a Senior Event of Default, in the case of Senior Debt Securities, or a Subordinated Event of Default, Dated Debt Default or Undated Debt Default, in the case of Subordinated Debt Securities, has occurred and has not been cured. Defaults are discussed below under “ – Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “ – Legal Ownership; Form of Debt Securities – Street Name and Other Indirect Holders”.

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Investors must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments; Deferred Payments; Missed Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, and subject also to the following paragraph, if we do not make a payment on a series of Dated Subordinated Debt Securities on any payment date, our obligation to make that payment shall be deferred (a “Deferred Payment”), until:

•	if it is an interest payment, the date we pay a dividend on any class of our share capital; and

•	if it is a payment of principal, the first business day after the date that falls six months after the original payment date.

Each of the above dates is a “deferred payment date”. Our failure to make a payment on or before the deferred payment date is not a Dated Debt Default nor will it allow any holder to sue us or take any other action for the payment. Each Deferred Payment will accrue interest at the rate which prevailed for that series of Dated Subordinated Debt Securities immediately before the payment’s original payment date. Any such Deferred Payment shall not be treated as due for any purpose, including for the purpose of determining whether a default has occurred, until the deferred payment date. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in any jurisdiction where payments on the debt security are payable.

In the case of Dated Subordinated Debt Securities that qualify as “Upper Tier 3 Capital”, we will by notice in writing to the trustee (a “deferral notice”), defer the due date for payment of any principal, premium or interest in respect of that series of Dated Subordinated Debt Securities where our “capital resources” would be less than our “capital resources requirement” after payment of any such principal or interest in whole or in part. In addition, we will be entitled to give a deferral notice when the U.K. Financial Services Authority (the “FSA”) has requested or required us to make that deferral. Accordingly, on providing a deferral notice, the payment due date of the principal, premium or interest (the “Tier 3 Deferred Payment”) shall be deferred. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Interest will continue to accrue on the deferred principal at the rate prevailing immediately before the due date of that principal amount, unless the relevant prospectus supplement otherwise specifies. This interest, however, shall only become due and payable according to this paragraph. In the case of a Tier 3 Deferred Payment that was deferred because our capital resources would have been less than our capital resources requirement if such payment had been made when due, we will give notice to the trustee in writing of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that our capital resources would not be less than our capital resources requirement after payment of the whole or of any part of such payment (unless such payment is also a “Deferred Payment” as described above). In the case of a Tier 3 Deferred Payment that was deferred because of a request or requirement of the FSA, we will give notice to the trustee of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that the FSA would no longer object to our payment of the whole or any part of such payment (unless such payment is also a “Deferred Payment” as described above). The relevant Tier 3 Deferred Payment, or the appropriate part of it, and any accrued interest shall become due and payable on the seventh day after the date of the payment notice, the “Tier 3 Deferred Payment Date”. In addition, if a Subordinated Event of Default occurs, all unpaid Tier 3 Deferred Payments in respect of Dated Subordinated Debt Securities of a series shall become due and payable in full upon acceleration of payment of the Dated Subordinated Debt Securities of that relevant series. In case of acceleration, if more than one Tier 3 Deferred Payment remains unpaid in respect of Dated Subordinated Debt Securities of any series, payment shall be made pro rata according to the amounts of the unpaid Tier 3 Deferred Payments and the interest accrued at the time a Subordinated Event of Default has occurred.

Our failure to make any payment prior to a Tier 3 Deferred Payment Date to the extent permitted by the provisions we have just described shall not constitute a Dated Debt Default by us or otherwise allow any holder to sue or take any action for that payment. Any Tier 3 Deferred Payment deferred according to these provisions shall not be treated as due for any purpose, including for the purpose of ascertaining whether a Dated Debt Default has occurred, until the Tier 3 Deferred Payment Date.

We are currently obliged to notify the FSA if our capital for regulatory capital adequacy purposes falls below its target capital requirement, as set by the FSA.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraph. Our failure to make a payment (unless the payment is required as we describe in the following two paragraphs) shall not constitute an Undated Debt Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments, shall, so long as they remain unpaid, constitute “Missed Payments”. Missed Payments will accumulate until paid, but will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee. However, all outstanding Missed Payments in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to the solvency condition as explained below, become due and payable in full on whichever is the earlier of:

•

the date on which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up in England.

If we give notice of our intention to pay the whole or part of the Missed Payments on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice. When Missed Payments in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of the full amount of Missed Payments accrued on the payment date or consecutive payment dates furthest from the date of payment.

All payments of principal, premium and interest, including any Missed Payments, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. This is called the “solvency condition”. The solvency condition must also be satisfied when, and immediately after, we or any of our subsidiaries repurchase Undated Subordinated Debt Securities, except a purchase in the ordinary course of a business dealing in securities. For the purposes of the solvency condition, we shall be solvent if:

•	we are able to pay our debts as they fall due; and

•

our total unconsolidated gross tangible assets exceed our total unconsolidated gross liabilities, subject to certain adjustments specified in the indenture; provided, that as to any event conditional on the solvency condition other than an optional redemption or repurchase, liabilities shall exclude those to persons who are not Undated Debt Senior Creditors (as defined below).

A report as to our solvency by one Director or a senior executive or, in certain circumstances as provided in the indenture, our Auditors, or, if we are in winding-up in England, our liquidator, shall, absent proven error, be treated and accepted by us, the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, as correct and sufficient evidence of solvency or insolvency.

If we are unable to make any payment on or with respect to the Undated Subordinated Debt Securities of any series because we are unable to satisfy the solvency condition, the amount of any such payment which we would otherwise make will be available to meet our losses. If we are wound-up, applicable insolvency law may limit the right to claim for any amount payable, including interest and Missed Payments, on the Undated Subordinated Debt Securities.

Ranking

Senior Debt Securities. Senior Debt Securities and the Coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto constitute our direct and unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up in England (liquidation), the claims of the trustee, the holders of the Dated Subordinated Debt Securities and the holders of the Coupons (if any) appertaining thereto, will be postponed to the claims of all of our other creditors, including any claims related to the Senior Debt Securities, except for:

•

claims in respect of Existing Senior Subordinated Obligations, Capital Note Claims and Subordinated Guarantee Claims (each as defined in the Dated Debt Indenture) and any other claims ranking or expressed to rank equally with them and/or with claims in respect of the Dated Subordinated Debt Securities (“Dated Debt Other Pari Passu Claims”); and

•	any other claims ranking junior to the excepted claims referred to above and/or to claims in respect of Dated Subordinated Debt Securities.

The claims of such other creditors, with the foregoing exceptions, are referred to in this document as “Dated Debt Senior Claims”. Accordingly, no amount will be payable in our winding-up in respect of claims in relation to the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto until all Dated Debt Senior Claims admitted in our winding-up have been satisfied.

Any amounts in respect of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto paid to the holders of such Dated Subordinated Debt Securities, the holders of the Coupons appertaining thereto (if any) or to the trustee pari passu with the amounts payable to other creditors admitted in such winding up will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Dated Debt Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding up to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of our other resources; and (iii) in payment of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto. By accepting the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto, each holder agrees to be bound by the Dated Debt Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Because of subordination, in the event of our winding-up in England, our creditors who hold Dated Debt Senior Claims may recover more, ratably, than the holders of the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims. At June 30, 2007, the amount of outstanding Dated Debt Senior Claims on a consolidated basis was approximately £1,114.707 billion (including £380.079 billion of deposits and £118.745 billion of debt securities in issue). Currently we have no limitations on issuing indebtedness which would constitute Dated Debt Senior Claims. At December 31, 2006, Dated Debt Other Pari Passu Claims on a consolidated basis were approximately £7.989 billion, consisting of debt securities we issued, our guarantees in respect of outstanding debt securities issued by our subsidiaries and intra-group loans to us. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2007 or December 31, 2006, as applicable.

Undated Subordinated Debt Securities. The Undated Subordinated Debt Securities of each series will be our unsecured obligations, subject to the solvency condition and the subordination provisions described here. They will rank equally without any preference among themselves and will also rank equally as to subordination with our Undated Debt Other Pari Passu Claims (as defined in the Undated Debt Indenture).

The rights of the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto will be subordinated to the claims of our creditors:

•	who are our depositors and/or other unsubordinated creditors; or

•	whose claims are, or are expressed to be, subordinated to the claims of depositors and other unsubordinated creditors (whether only in our winding up or otherwise) but not to other claims; or

•

who are subordinated creditors (whether as above or otherwise) other than creditors whose claims constitute Undated Debt Other Pari Passu Claims and creditors whose claims are expressed to rank pari passu with or junior to the claims of the holders of the Undated Subordinated Debt Securities.

These creditors, with the foregoing exceptions, are referred to in this document as “Undated Debt Senior Creditors” and the claims of Undated Debt Senior Creditors are referred to in this document as “Undated Debt Senior Claims”. In the event of our winding-up in England (liquidation) there shall be payable in respect of the Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, in lieu of any other payment but subject to the solvency condition, those amounts (if any) as would have been payable as if on the day immediately before the commencement of our winding-up and thereafter, the holders of Undated Subordinated Debt Securities were the holders of a class of preference shares in our capital having a preferential right to a return of assets over the holders of all other classes of shares in our capital issued and outstanding. As a result the holders of the Undated Subordinated Debt Securities would therefore be treated as entitled, to the exclusion of any other rights or privileges, to receive as a return of capital in the winding-up an amount equal to the principal amount of the Undated Subordinated Debt Securities then outstanding, together with any premium and interest accrued to the date of repayment and any Missed Payments. Accordingly, no amount will be payable in our winding-up in England in respect of claims under any Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, until all Undated Debt Senior Claims admitted in such winding-up have been satisfied.

Because of the subordination, in the event of our winding-up in England, holders of Undated Debt Senior Claims may recover more, ratably, than holders of the Undated Subordinated Debt Securities, the Coupons (if any) appertaining thereto and Undated Debt Other Pari Passu Claims. In this context, the claims of holders of any Senior Debt Securities, Dated Subordinated Debt Securities then outstanding, the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims then outstanding, would be included in Undated Debt Senior Claims.

On June 30, 2007, the amount of outstanding Undated Debt Senior Claims on a consolidated basis was approximately £1,124.114 billion (including £380.079 billion of deposits and £118.745 billion of debt securities in issue). On December 31, 2006, an aggregate of approximately £3.78 billion of Undated Debt Other Pari Passu Claims on a consolidated basis were outstanding. Currently there is no limitation on our issuing indebtedness which would constitute Undated Debt Senior Claims. If, in our winding-up, the amounts payable with respect to the Undated Subordinated Debt Securities and any Undated Debt Other Pari Passu Claims are not paid in full, the holders will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2007 or December 31, 2006, as applicable.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

such deduction or withholding is imposed on a payment to an individual and is made pursuant to the Directive on the Taxation of Savings 2003/48/EC (the “Directive”) adopted by the Council of the European Union (the “Council”) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union (the “EU”) or elsewhere;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on the debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner, if that claim or compliance is required by statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a condition to relief or exemption from the taxes; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Redemption

Redemption or Conversion for tax reasons. Unless the relevant prospectus supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice (or, in the case of Undated Subordinated Debt Securities, if the relevant prospectus supplement so provides, not less than 45 nor more than 60 days’ notice) on any dates as are specified in the applicable prospectus supplement, and we will have the option of converting any Undated Subordinated Debt Securities that are convertible into preference shares, if:

•

we are required to issue definitive debt securities (see “ – Legal Ownership; Form of Debt Securities – Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the debt securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities.

In each case, before we give a notice of redemption or conversion, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption or conversion. The redemption or conversion must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied. We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

We may not redeem at our option any Dated Subordinated Debt Securities nor may we or any of our subsidiaries purchase beneficially or procure others to purchase beneficially for our accounts any Dated Subordinated Debt Securities, other than a purchase in the ordinary course of a business dealing in securities, unless our Auditors shall have reported to the trustee within six months before such redemption or purchase that, in their opinion, based on the most recent published consolidated balance sheet of us and our Subsidiary Undertakings, as defined in the indenture, available at the date of our report, the aggregate book value of the tangible assets of us and our Subsidiary Undertakings exceeds the aggregate book value of the liabilities of us and our Subsidiary Undertakings. We may not redeem any Undated Subordinated Debt Securities unless the solvency condition is satisfied.

In addition, we may not redeem or repurchase any Subordinated Debt Securities, other than a repurchase in the ordinary course of a business dealing in securities, prior to the fifth anniversary of their date of issue (or, in the case of Dated Subordinated Debt Securities qualifying as “Upper Tier 3 capital”, prior to the second anniversary of their date of issue) unless:

•

the circumstances that entitles us to exercise that right of redemption is a change in law or regulation in any relevant jurisdiction or in the interpretation of such law or regulation by any court or authority entitled to do so;

•

at the time of the exercise of that right of redemption, we comply with the FSA’s main Pillar 1 rules applicable to BIPRU firms (within the meaning of the FSA’s General Prudential Sourcebook) and continue to do so after the redemption of the relevant securities; and

•	we have obtained the FSA’s prior consent to the redemption of the relevant securities.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or combination of these.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or combination of these, or the cash value thereof, as the applicable prospectus supplement may specify.

In addition, subject to certain conditions specified in the applicable prospectus supplement and unless it specifies otherwise, we may choose to convert all but not part of the Undated Subordinated Debt Securities into preference shares, on any payment date. You should refer to the applicable prospectus supplement for a description of the terms and conditions of this conversion.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•

change the terms of any debt security to include, in the case of an Undated Subordinated Debt Security, a maturity date of its principal amount, or in the case of any other debt security, change the stated maturity date of its principal amount;

•	reduce the principal amount of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, with respect to any debt security;

•

reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	change our obligation, or any successor’s, to pay Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	change the terms and conditions of the preference shares or other securities into which the Undated Subordinated Debt Securities may be converted;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default or covenants, except as otherwise specified.

In addition, under the practice of the FSA prevailing as of the date of this prospectus, material variations in the terms and conditions of Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such securities, may not be made unless at least one month before the amendment is due to take effect we have given the FSA notice in writing (in the form required by the FSA) of the proposed amendment and the FSA has not objected to such amendment.

Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of Coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld

Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “ – Additional Amounts”. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holder(s) of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, that Senior Event of Default would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Subordinated Events of Default

If either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute a “Subordinated Event of Default” with respect to all of the Subordinated Debt Securities. If a Subordinated Event of Default occurs and is continuing, the trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of each series may declare any accrued but unpaid payments, or, in the case of Discount Securities, the portion of principal amount specified in its terms, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days in the case of interest and seven days in the case of principal. Current FSA regulations do not permit us to provide for any additional events of default with respect to Dated Subordinated Debt Securities.

If a Dated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it,

including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Dated Subordinated Debt Securities due and payable. However, failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period in the case of payment of interest or 7-day period in the case of payment of principal by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 14-day period in the case of payment of interest or seven-day period in the case of payment of principal after the trustee gives us written notice informing us of the determination.

By accepting a Dated Subordinated Debt Security each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Undated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, an Undated Debt Default shall result if, with respect to any series of Undated Subordinated Debt Securities, we fail to pay:

•

any Missed Payments on or prior to any date upon which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital, and this failure continues for 30 days; or

•

the principal amount and any premium, or any accrued but unpaid interest and any Missed Payments on the date fixed for redemption of such Undated Subordinated Debt Securities and this failure continues for seven business days.

If any Undated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Undated Subordinated Debt Securities due and payable. For the purposes of determining whether an Undated Debt Default has occurred, a payment shall not be deemed to be due on any date on which the solvency condition is not satisfied, but this does not apply in regard to proceedings by the trustee for our winding-up in England. However, the trustee may not commence proceedings for our winding-up in England for failure to make any payment in respect of a series of Undated Subordinated Debt Securities if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 30-day or seven-business day period, as applicable, by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this case we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 30-day or seven-business day period, as applicable, after the trustee gives us written notice informing us of the determination.

By accepting an Undated Subordinated Debt Security, each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us with respect to the Undated Subordinated Debt Security or the applicable indenture. No holder of Undated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period, and the failure is continuing.

Waiver; Trustee’s Duties – Subordinated Debt Securities. The holder(s) of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on any Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Subordinated Event of Default, Dated Debt Default or Undated Debt Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holder(s) of the Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Subordinated Debt Securities of any series, give to each affected holder of the Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Subordinated Debt Indenture.

Limitations on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee, (on a subordinated basis in substantially the manner described under “ – Ranking” above, in the case of Subordinated Debt Securities,) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “ – Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “ – Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether the applicable solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant Subordinated Debt Indenture, the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

The Trustee

The Bank of New York will be the trustee under the indentures. The trustee has two principal functions:

•

First, it can enforce an investor’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on an investor’s behalf, described under “Senior Events of Default; Subordinated Event of Default and Defaults; Limitation of Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending the investor’s interest payments, transferring debt securities to a new buyer and sending investors notices.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

Clearance and Settlement

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC. DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg. Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear. Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems. We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures – DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures – Euroclear and Clearstream, Luxembourg. We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants. We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser. A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or we will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which ADRs evidencing ADSs that may represent preference shares may be issued, under the heading “Description of American Depositary Receipts”.

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

As of the date of this prospectus, we have 100,000 issued dollar-denominated preference shares, Series 1 and 30,000,000 issued dollar-denominated preference shares, Series 2.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts”.

Our Board of Directors or the relevant authorized committee of our Board may only provide for the issuance of preference shares of any series if a resolution of our shareholders has authorized the allotment of such preference shares.

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the shares shall be issued as units with shares of a related series;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “ – Registrar and Paying Agent”. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Barclays PLC Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends,

•	the aggregate amounts which may be payable upon redemption,

•	the redemption dates,

•	the rights of holders to deposit the preference shares under the deposit agreement, and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities – General – Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits”. Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital – Ordinary Shares – Dividend Rights”.

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day”, which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on any of our preference shares ranking, as to dividends, equally with or below the preference shares of any series for any period unless full dividends have been, or at the same time are, paid, or set aside for payment, on the preference shares of that series for the then-current dividend period. When dividends are not paid in full upon the preference shares of a series and any other of our preference shares ranking equally as to dividends, all dividends upon the preference shares of that series and the other preference shares will be paid pro rata so that dividends paid upon the preference shares of each series are in proportion to dividends accrued on the preference shares of the series.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends, will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series. In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into or exchange for shares ranking below the preference shares of the series as to dividends and upon liquidation, until we have resumed the payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and those ranking equally as to dividends with the preference shares of the series.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the consent of, or prior notification to, the FSA, as applicable, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Under the current practices of the FSA, we may not redeem any preference shares following the fifth anniversary of their date of issue unless the FSA is given one month’s prior written notice.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-fourths of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-fourths of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts – Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN

DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs. The deposit agreement is among us, The Bank of New York, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York in New York City and the office of The Bank of New York in London.

Depositary

The Bank of New York will act as the ADR depositary. The office of The Bank of New York in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series. The ADR depositary’s principal office is presently located at 101 Barclay Street, Floor 22 West, New York, New York 10286.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an

ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, a number of ADSs of the series representing those preference shares which corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of, preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the Registration Statement of which this prospectus forms a part.

General

Our authorized share capital as of the date of this prospectus consists of 3,000,000,000 ordinary shares of £1 each, 80,000,000 dollar-denominated preference shares of $0.25 each, 400,000 dollar-denominated preference shares of $100 each, 400,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each and 400,000 sterling-denominated preference shares of £100 each. As of the date of this prospectus, 2,332,560,515 ordinary shares are issued (all of which are beneficially held by Barclays PLC), 30,000,000 dollar-denominated preference shares of $0.25 each, 100,000 dollar-denominated preference shares of $100 each, 240,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each all of which are beneficially held by Barclays PLC and 75,000 sterling-denominated preference shares of £100 each, all of which have been issued.

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive on a pro rata basis, according to the number of paid-up shares held, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits”. Rules prescribed by the UK Companies Act 1985 determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of the outstanding balance of accumulated realized profits, less the outstanding balance of any accumulated realized losses, and provided that our net assets are not, or would not be reduced to, less than the total of our paid-up share capital and undistributable reserves.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Each holder of ordinary shares who is entitled to be present and is present in person or by proxy at a general meeting of shareholders has on a show of hands one vote, and on a poll one vote for each ordinary share held. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares under any circumstances; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction;

•	a person whose functional currency is not the U.S. dollar;

•	in the case of debt securities, a bank,

•	in the case of preference shares or ADSs, a person liable for alternative minimum tax; or,

•	in the case of preference shares or ADSs, a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary. Assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If a partnership holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “ – Original Issue Discount – General”, you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the debt security’s stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “ – Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “ – Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “ – General”, the excess is acquisition premium. If you do not make the election described below under “ – Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “ –General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “ – Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “ – Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5 percent of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount – General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than  1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than  1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount – Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount – Short-Term Debt Securities” or “Market Discount”;

•	attributable to accrued but unpaid interest; or

•	the rules governing contingent payment obligations apply.

Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Taxation of Preference Shares and ADSs

Dividends. Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain.

Capital Gains. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based upon certain management estimates and proposed Treasury regulations, Barclays believes that it was not a PFIC for the 2006 taxable year and expects that it will not be a PFIC during the current or in subsequent taxable years. However, since Barclays’ status as a PFIC for any taxable year depends on the composition of Barclays’ income and assets (and the market value of such assets) from time to time, there can be no assurance that Barclays will not be considered a PFIC for any taxable year. If Barclays were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from Barclays.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities, preference shares or ADSs. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement. You are a U.S. alien holder if you are a beneficial owner of a debt security, preference share or ADS and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. Under U.S. federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code; or

•

you have an office or other fixed place of business in the United States to which the interest is attributable and derive the interest in the active conduct of a banking, financing or similar business within the United States.

Dividend on Preference Shares or ADSs. If you are a U.S. alien holder, dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities, Preference Shares or ADSs. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security, preference share or ADS unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U. S. holder that:

•

fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security or dividends with respect to a preference share or ADS made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal, interest and dividends and the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security, preference share or ADS effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security, preference share or ADS that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security, preference share or ADS effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the debt securities, preference shares and ADSs described in this prospectus by persons who are the absolute beneficial owners of their debt securities, preference shares or ADSs (as the case may be) and who are neither (a) resident in the United Kingdom for tax purposes nor (b) hold debt securities, preference shares or ADSs in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. The summary is based on current United Kingdom law and HM Revenue & Customs practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

The summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their debt securities, preference shares or ADSs are used or held. Additionally the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that holders of ADSs will in practice be treated for the purposes of United Kingdom tax as beneficial owners of the preference shares represented by the ADSs.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of debt securities, preference shares and ADSs in your particular circumstances, including the applicability and effect of the Treaty.

Debt Securities

Payments of Interest. If the interest on the debt securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the debt securities.

Interest on the debt securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, debt securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the debt securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the debt securities are listed on a recognised stock exchange at the time the interest is paid.

Interest on debt securities having a maturity of less than one year may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the debt securities are not issued under arrangements the effect of which is to render such debt securities part of a borrowing with a total term of a year or more. In all other cases, unless the interest on the debt securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business, an amount must be withheld on account of income tax at the savings rate (currently 20%), subject to any direction to the contrary by HM Revenue & Customs under an applicable double tax treaty and subject to any entitlement to pay gross to holders of debt securities who are within the charge to United Kingdom corporation tax. In accordance with the published practice of HM Revenue & Customs, interest will be accepted as being paid by a “bank” in the ordinary course of business unless either (i) the borrowing in question conforms to any of the definitions of tier 1, 2 or 3 capital adopted by the FSA, whether or not it actually counts toward tier 1, 2 or 3 capital for regulatory purposes, or (ii) the characteristics of the transaction giving rise to the interest are primarily attributable to an intention to avoid United Kingdom tax. We are currently a “bank” for the purposes of Section 991 of the ITA.

Interest which has a United Kingdom source may be subject to United Kingdom tax by direct assessment even where such interest is paid without withholding. However, as regards a holder of debt securities who is not resident in the United Kingdom for United Kingdom tax purposes, interest paid on the debt securities without withholding will not be subject to United Kingdom tax provided that the relevant holder does not have a “U.K. representative”, within the meaning of the Finance Act 1995, through whom the holder carries on a trade, profession or vocation in the United Kingdom and to which the interest is attributable.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “Provision of Information.”

Provision of Information. Persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

In this respect, on June 3, 2003 the Council adopted EC Council Directive 2003/48/EC (the “Directive”). Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

Disposal (including Redemption), Accruals and Changes in Value. A holder of debt securities who is neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the debt security was used in or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of debt securities. This will be the case if any register of the debt securities is held outside the United Kingdom and the securities are only enforceable outside the United Kingdom. If no register is maintained, there may be a liability to inheritance tax if the debt securities are held or enforceable in the United Kingdom, and this may also be the case if the debt securities are registered and the only register which is maintained is maintained in the United Kingdom. If so, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States. Holders should note that “domicile” has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 of the preceding 20 years will be regarded as domiciled in the United Kingdom.

Stamp Duty and Stamp Duty Reserve Tax. No United Kingdom stamp duty or stamp duty reserve tax will generally be payable by a holder of debt securities on the creation, issue or redemption of debt securities.

Except as set out in the following paragraphs, no liability for United Kingdom ad valorem stamp duty or stamp duty reserve tax will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any debt securities.

Subject to any other exemptions that may apply, stamp duty may be chargeable on the transfer of, or any agreement to transfer, any debt security which carries or (in the case of (ii), (iii) and (iv)) has at any time carried any of the following rights: (i) a right of conversion into shares or other securities or to the acquisition of shares or other securities, including loan capital of the same description, (ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital, (iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property, or (iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000. If a transfer of, or an agreement to transfer, debt securities is subject to stamp duty or stamp duty reserve tax, the position will be as summarized below in the case of preference shares.

Preference Shares and ADSs

Dividends. No withholding or deduction for or on account of United Kingdom tax will be made from payments of dividends on the preference shares or ADSs.

Subject to the Finance Act 1996 provisions set out below, holders of preference shares or ADSs who are not resident for tax purposes in the United Kingdom and who receive a dividend from us will not have any further United Kingdom tax to pay in respect of such dividend. Holders of preference shares or ADSs will not normally be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under any applicable double tax treaty; in particular, holders who are resident in the United States for tax purposes will not be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under the Treaty.

Disposals. Subject to the Finance Act 1996 provisions set out below, shareholders or ADS holders who are neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not normally be liable for United Kingdom tax on chargeable gains (or for any other United Kingdom tax upon a disposal or deemed disposal of preference shares or ADSs) unless they carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment, and the preference shares or ADSs are or have been used or held by or for the purposes of the branch or agency or permanent establishment, in which case such shareholder or ADS holder might, depending on individual circumstances, be liable to United Kingdom tax on chargeable gains on any disposal (or deemed disposal) of preference shares or ADSs.

Finance Act 1996. Under sections 91A to 91G of the Finance Act 1996, it is possible that a holder of preference shares or ADSs subject to UK corporation tax would be taxed as if its preference shares or ADSs were debt securities and the position outlined above under the sub-headings “Dividends” and “Disposals” would not apply. The Finance Act 1996 sets out certain circumstances in which the provisions would not apply, such as where the preference shares concerned are “qualifying publicly issued shares” or where the holder does not hold its preference shares for a “tax avoidance purpose”. There are also certain limited circumstances in which particular holders could fall within the scope of the provisions, even if they held preference shares which were, or would otherwise be, “qualifying publicly issued shares”. In the event that holders of preference shares or ADSs are subject to UK corporation tax, they should obtain independent advice as to their tax position.

Inheritance Tax. A holder of ADSs who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of ADSs. Such an individual may, however, have a liability to inheritance tax in respect of any holding of preference shares. If so, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders of preference shares under the Estate Tax Treaty made between the United Kingdom and the United States.

Stamp Duty and Stamp Duty Reserve Tax. Any documentary transfer of, or documentary agreement to transfer, any preference share or any interest in any preference share will generally be liable to United Kingdom ad valorem stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such preference shares will also generally be subject to stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. Stamp duty reserve tax is normally the liability of the purchaser or transferee of the shares.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to an ADR issuer, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. This liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the ADR issuer (or their nominee or agent). However, in practice, (i) where preference shares are issued to an ADR issuer, we will reimburse the ADR issuer or otherwise bear the cost and (ii) where preference shares are transferred to an ADR issuer, the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the ADR issuer and the purchaser.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent) and where the person providing clearance services has not made an election under section 97A Finance Act 1986, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. This liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the person providing clearance services (or their nominee or agent). However, in practice, (i) where preference shares are issued to a person providing clearance services (or their nominee or agent), we will reimburse the person providing clearing services or otherwise bear the cost and (ii) where preference shares are transferred to a person providing clearance services (or their nominee or agent), the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the person providing clearance services and the purchaser. Transfers of preference shares within a clearance system are generally outside the scope of stamp duty as long as there is no instrument of transfer, and are exempt from stamp duty reserve tax.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent), and that person has made an election under section 97A Finance Act 1986, there will be no liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares. However, in such case, a liability for United Kingdom stamp duty or stamp duty reserve tax may arise on the transfer of, or agreement to transfer, preference shares within the clearance system (as set out in the first paragraph under the heading “Stamp Duty and Stamp Duty Reserve Tax”).

Where we issue preference shares in bearer form that are sterling denominated, we may be liable to stamp duty at the rate of 1.5% of the issue price. In the event that we are so liable, we will pay such stamp duty.

If any ADSs are cancelled, with the preference shares that they represent being transferred to the ADS holder, a liability for stamp duty may arise at the fixed rate of £5 on any instrument providing for such transfer of the preference shares.

No liability for stamp duty or stamp duty reserve tax will arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the United Kingdom and that it remains at all subsequent times outside the United Kingdom. An agreement to transfer ADSs will not give rise to a liability for stamp duty reserve tax.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as Barclays Capital Inc. distributes an affiliated company’s securities, such as those of Barclays Bank PLC. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

in relation to any securities having a maturity of less than one year (i) it is a person whose ordinary activities involves it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons (A) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or (B) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the debt securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that relevant member state except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that relevant member state:

•

if the relevant prospectus supplement in relation to the securities specifies that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that relevant member state (a non-exempt offer), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, provided that any such prospectus has subsequently been completed by the prospectus supplement contemplating such non-exempt offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus supplement;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offering of securities referred to in the second to fifth bullet points above shall require us or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression an “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state.

Market-Making Resales

This prospectus may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus for this purpose.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market making transactions by Barclays Capital Inc. and its other affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND

ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee referred to under “Description of Debt Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS, together with a reconciliation of consolidated net income and consolidated ordinary shareholders’ equity to estimated amounts in accordance with U.S. GAAP. We will also furnish the debt trustee with interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. If we choose to do so, those interim reports may contain a reconciliation of consolidated net income and consolidated ordinary shareholders’ equity to estimated amounts in accordance with U.S. GAAP. We will furnish the debt trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of the securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of English law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ABN AMRO appearing in the ABN AMRO 2006 Form 20-F, and the ABN AMRO management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young Accountants, independent registered accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	$0	*
NASD fee	10,500
Printing and engraving expenses	40,000
Legal fees and expenses	455,000
Accountants’ fees and expenses	175,000
Trustee fees and expenses	10,000
ADR Depositary’s fees and expenses	15,000
Miscellaneous	20,000

Total	$725,500

*	Deferred in accordance with Rule 456(b) and 457(r)